FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 11, 2003

(Date of report)

NATIONAL PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-11905	61-1303983

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1231 Durrett Lane, Louisville, Kentucky	40213

(Address of principal executive offices)	(Zip Code)

(502) 315-2000

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.
Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Signatures
EX-14.1 Code of Ethics
EX-14.2 Senior Financial Officers Code of Ethics
EX-99.1 Corporate Governance Guidelines

Item 9. REGULATION FD DISCLOSURE.

On November 14, 2002, National Processing, Inc. (NYSE: NAP) established new Corporate Governance Guidelines in response to the proposed New York Stock Exchange Corporate Governance Rules and the Sarbanes-Oxley Act of 2002. On August 7, 2003, the Board of Directors of National Processing, Inc. approved amendments to National Processing, Inc.’s Corporate Governance Guidelines to strengthen and improve National Processing’s already strong corporate governance practices. The amended Corporate Governance Guidelines include procedures by which an employee, officer or other interested party may communicate with non-management members of the Board of Directors. Additionally, the amended Corporate Governance Guidelines list additional requirements of an “independent director” and specify that the fees paid to the independent auditor for non-audit services should not exceed the sum of fees paid for both audit and non-audit related services. A copy of the amended Corporate Governance Guidelines is attached to this Form 8-K as Exhibit 99.1.

Item 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On November 14, 2002, National Processing, Inc. established a new Code of Ethics and a Code of Ethics for Senior Financial Officers in response to the proposed New York Stock Exchange Corporate Governance Rules and the Sarbanes-Oxley Act of 2002. On August 7, 2003, the Board of Directors approved amendments to the Code of Ethics and the Code of Ethics for Senior Financial Officers to strengthen and improve National Processing’s already strong corporate governance practices. The amended Code of Ethics clarifies the restrictions pertaining to corporate opportunities and benefits for employees, officers and directors. The amended Code of Ethics also includes procedures by which an employee, officer or other interested party may communicate with non-management members of the Board of Directors and also specified the presiding director for non-management sessions of the Board of Directors. The amended Code of Ethics for Senior Financial Officers is now applicable to more positions than the previously approved Code of Ethics for Senior Financial Officers. Copies of the amended Code of Ethics and the amended Code of Ethics for Senior Financial Officers are attached to this Form 8-K as Exhibits 14.1 and 14.2 respectively.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROCESSING, INC.
(Registrant)
By:	/s/ Carlton E. Langer

Name: Carlton E. Langer
Title: Secretary
Dated: August 11, 2003